UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2004

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2004, the Board of Directors of Genuine Parts Company approved the following corporate officer change. R. Bruce Clayton was elected to the position of Senior Vice President – Human Resources. Mr. Clayton has over 8 years of service with the Company and was previously Vice President – Risk Management and Employee Services. Edward J. Van Stedum, who was previously Senior Vice President – Human Resources, will be retiring on January 1, 2005. The contents of the Press Release, which is being filed as Exhibit 99.1 to this current report on Form 8-K, are incorporated into this item 5.02 by reference.

Item 8.01. Other Events.

On November 15, 2004, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of 30 cents per share on the Company’s common stock. The dividend is payable January 3, 2005 to shareholders of record December 10, 2004. The contents of the Press Release, which is being filed as Exhibit 99.1 to this current report on Form 8-K, are incorporated into this item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated November 15, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

November 15, 2004	By:	Jerry W. Nix

Name: Jerry W. Nix
Title: Execcutive Vice President Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 15, 2004